VAXXINITY,

INC.
COMPENSATION RECOUPMENT POLICY
This Compensation Recoupment Policy (the

“
Policy
”) has been adopted by the

Board of Directors
(the “ Board
”) of Vaxxinity,

Inc. (the “
Company ”) on October 3, 2023. This Policy provides for the recoupment of certain executive compensation in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under U.S. federal securities laws in accordance with the terms and conditions
set forth herein. This Policy is intended to comply with the requirements of Section 10D of the Exchange

Act (as
defined below) and Section 5608 of the Nasdaq Listing Rules (the “ Listing Rule ”).
1.

Definitions. For the purposes of this

Policy, the following terms shall have the meanings set

forth below.
Capitalized terms used but not defined in this Policy shall have the meanings set forth in the 2021 Omnibus
Incentive Compensation Plan (as may be amended from time to time).
(a)

“
Committee ” means the compensation committee of the Board or any successor committee thereof. If there is no compensation committee

of the Board, references herein to

the “Committee” shall refer to the

Company’s
committee of independent directors that is responsible for executive compensation decisions, or in the absence of such a compensation committee, the independent members of the Board.
(b)

“
Covered Compensation
” means any Incentive-based

Compensation “received” by

a Covered
Executive during the applicable Recoupment Period; provided that:
(i)

such Incentive-based Compensation was received

by such Covered Executive (A) on

or after the Effective
Date, (B) after he or she commenced service as an Executive Officer and (C) while the Company had a class of securities publicly listed on a United States national securities exchange; and
(ii)

such Covered Executive served as

an Executive Officer at any time during

the performance period
applicable to such Incentive-based Compensation.
For purposes of this Policy, Incentive-based Compensation is “ received
” by a Covered Executive during

the fiscal
period in which the Financial Reporting Measure applicable to such Incentive-based Compensation (or portion thereof) is attained, even if the payment or grant of such Incentive-based Compensation is made thereafter.
(c)

“
Covered Executive
” means any

current or former

Executive Officer.
(d)

“
Effective Date
” means October

2, 2023.
(e)

“
Exchange Act
” means the U.S.

Securities Exchange Act

of 1934, as amended.
(f)

“
Executive Officer ” means, with respect to the Company, (i) its president, (ii) its principal financial officer, (iii) its principal accounting officer (or if there is no such accounting officer, its controller), (iv) any vice-
president in charge of a principal business unit, division or function (such as sales, administration or finance), (v)
any other officer who performs a policy-making

function for the Company (including any

officer of the Company’s
parent(s) or subsidiaries if they perform policy-making functions for the Company) and (vi) any other person who performs similar policy-making functions for the Company. Policy-making function is not intended to include policy-making functions that are not significant. The determination as to an individual’s status as an Executive
Officer shall be made by the Committee and such determination shall be final, conclusive and binding on such individual and all other interested persons.
(g)

“
Financial Reporting Measure ” means any (i) measure that is determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements, (ii) stock price measure or (iii) total shareholder return measure (and any measures that are derived wholly or in part from any measure referenced in clause (i), (ii) or (iii)

above). For the avoidance of doubt, any such

measure does not need to
be presented within the Company’s financial statements or included in a filing with the U.S. Securities and
Exchange Commission to constitute a Financial Reporting Measure.

(h)

“
Financial Restatement ” means a restatement of the Company’s financial statements due to the
Company’s material noncompliance with any financial reporting requirement under U.S. federal securities laws

that
is required in order to correct:
(i)

an error in previously issued financial

statements that is material to the

previously issued financial
statements; or
(ii)

an error that would

result in a material

misstatement if the error

were (A) corrected in

the current period or
(B) left uncorrected in

the current period.
For purposes of this Policy, a Financial Restatement shall not be deemed to occur in the event of a revision of the
Company’s financial statements due to an out-of-period adjustment (i.e., when the error is immaterial to the previously issued financial statements and the correction of the error is also immaterial to the current period) or a retrospective (1) application of a change

in accounting principles; (2) revision

to reportable segment information due
to a change in the structure of the Company’s internal organization; (3) reclassification due to a discontinued
operation; (4) application of a change in reporting entity, such as from a reorganization of entities under common control; or (5) revision for stock splits, reverse stock splits, stock dividends or other changes in capital structure.
(i)

“
Incentive-based Compensation” means any compensation (including, for the avoidance of doubt, any cash or equity or equity-based compensation, whether deferred or current) that is granted, earned and/or vested based wholly or in part upon the achievement of a Financial Reporting Measure. For purposes of this Policy,
“Incentive-based Compensation” shall also be deemed to include any amounts which were determined based on (or were otherwise calculated by reference to) Incentive-based Compensation (including, without limitation, any amounts under any long-term disability, life insurance or supplemental retirement or severance plan or agreement

or
any notional account that is based on Incentive-based Compensation, as well as any earnings accrued thereon).
(j)

“
Nasdaq
” means the

NASDAQ Global Select

Market, or any successor

thereof.
(k)

“
Recoupment Period ” means the three fiscal years completed immediately preceding the date of any applicable Recoupment Trigger Date. Notwithstanding the foregoing, the Recoupment Period additionally includes any transition period (that results from a change in the Company’s fiscal year) within or immediately following those three completed fiscal years, provided

that a transition period between the

last day of the Company’s previous
fiscal year end and the first day of its new fiscal year that comprises a period of nine (9) to twelve (12) months would be deemed a completed fiscal year.
(l)

“
Recoupment Trigger Date ” means the earlier of (i) the date that the Board (or a committee thereof or the officer(s) of the Company authorized to take such action if Board action is not required) concludes, or reasonably should have concluded, that the Company

is required to prepare a Financial Restatement,

and (ii) the date
on which a court, regulator or other legally

authorized body directs the Company to prepare

a Financial Restatement.
2.

Recoupment of

Erroneously Awarded Compensation.
(a)

In the event of a Financial Restatement, if the amount of any Covered Compensation received by a
Covered Executive (the “ Awarded Compensation
”) exceeds the amount of such

Covered Compensation that would
have otherwise been received by such Covered Executive if calculated based on the Financial Restatement (the
“ Adjusted Compensation ”), the Company shall reasonably promptly recover from such Covered Executive an amount equal to the excess of the Awarded Compensation over the Adjusted Compensation, each calculated on a pre-tax basis (such excess amount, the “ Erroneously Awarded Compensation ”).
(b)

If (i) the Financial Reporting

Measure applicable to the relevant Covered

Compensation is stock price
or total shareholder return (or any measure derived wholly or in part from either of such measures) and (ii) the amount of Erroneously Awarded Compensation is not subject to mathematical recalculation directly from the information in the Financial Restatement, then the amount of Erroneously Awarded Compensation shall be determined (on a pre-tax basis) based on the Company’s reasonable estimate of the effect of the Financial
Restatement on the Company’s stock price or total shareholder return (or the derivative measure thereof) upon which such Covered Compensation was received.

(c)

For the avoidance of doubt,

the Company’s obligation to recover Erroneously

Awarded Compensation
is not dependent on (i) if or when the restated financial statements are filed or (ii) any fault of any Covered
Executive for the accounting errors or other actions leading to a Financial Restatement.
(d)

Notwithstanding anything to the contrary in Sections

2(a) through (c) hereof, the Company shall

not be
required to recover any Erroneously Awarded Compensation if both (x) the conditions set forth in any of the following clauses (i) or (ii) are satisfied and

(y) the Committee (or a majority of the

independent directors serving on
the Board) has determined that recovery of the Erroneously Awarded Compensation would be impracticable:
(i)

the direct expense paid to a third party to assist in enforcing the recovery of the Erroneously Awarded
Compensation under this Policy would exceed the amount of such Erroneously Awarded Compensation to be recovered; provided that, before concluding that it would be impracticable to recover any amount of Erroneously
Awarded Compensation pursuant to this Section 2(d), the Company shall have first made a reasonable attempt to recover such Erroneously Awarded Compensation, document such reasonable attempt(s)

to make such recovery and
provide that documentation to the Nasdaq; or
(ii)

recovery of the Erroneously Awarded Compensation would likely cause an otherwise tax-qualified retirement plan, under which benefits are broadly available to employees of the Company, to fail to meet the requirements of Sections 401(a)(13) or

411(a) of the U.S. Internal Revenue Code

of 1986, as amended (the “
Code ”).
(e)

The Company shall not indemnify any Covered Executive, directly or indirectly, for any losses that such Covered Executive may incur in

connection with the recovery of Erroneously

Awarded Compensation pursuant
to this Policy, including through the payment of insurance premiums or gross-up payments.
(f)

The Committee shall determine, in its

sole discretion, the manner and timing

in which any Erroneously
Awarded Compensation shall be recovered from a Covered Executive in accordance with applicable law, including, without limitation, by (i) requiring reimbursement of Covered Compensation previously paid in cash; (ii) seeking recovery of any gain realized on the vesting, exercise, settlement, sale, transfer or other disposition of any equity or equity-based awards; (iii) offsetting the Erroneously Awarded Compensation amount from any compensation otherwise owed by the Company or any of its affiliates to the Covered Executive; (iv) cancelling outstanding vested or unvested equity or equity-based awards; and/or (v) taking any other remedial and recovery action permitted by applicable law. For the avoidance of doubt, except as set forth in Section 2(d), in no event may the Company accept an amount that is less than the amount of Erroneously Awarded Compensation; provided that, to the extent necessary to avoid any adverse tax consequences to the Covered Executive pursuant to Section 409A of the Code, any offsets against amounts under any nonqualified deferred compensation plans (as defined under Section 409A of the Code) shall be made in compliance with Section 409A of the Code.
3.

Administration.

This Policy shall be administered

by the Committee.

All decisions of the Committee

shall
be final, conclusive and binding upon the Company and the Covered Executives, their beneficiaries, heirs, executors, administrators and any other legal representative. The Committee shall have full power and authority to
(i) administer and interpret this Policy; (ii) correct any defect, supply any omission and reconcile any inconsistency in this Policy; and (iii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of this Policy and to comply with applicable law (including Section 10D of the
Exchange Act) and applicable stock market or exchange rules and regulations. Notwithstanding anything to the contrary contained herein, to the extent permitted by Section 10D of the Exchange Act and the Listing Rule, the
Board may, in its sole discretion, at any time and from time to time, administer this Policy in the same

manner as the
Committee.
4.

Amendment/Termination. Subject to Section 10D of the Exchange Act and the Listing Rule, this Policy may be amended or terminated by the Committee

at any time.

To the extent that any applicable law, or stock market
or exchange rules or regulations require recovery of Erroneously Awarded Compensation in circumstances in addition to those specified herein, nothing in this Policy shall be deemed to limit or restrict the right or obligation of the Company to recover Erroneously Awarded Compensation to the fullest extent required by such applicable law, stock market or exchange rules and regulations. Unless otherwise required by applicable law, this Policy shall no longer be effective from and after the date that the Company no longer has a class of securities publicly listed on a
United States national securities exchange.

5.

Interpretation. Notwithstanding anything to the contrary herein, this Policy is intended to comply with the requirements of Section 10D of the Exchange Act and the Listing Rule (and any applicable regulations, administrative interpretations or stock market or exchange rules and regulations adopted in connection therewith).
The provisions of this Policy shall be interpreted

in a manner that satisfies such requirements

and this Policy shall be
operated accordingly. If any provision of this Policy would otherwise frustrate or conflict with this intent, the provision shall be interpreted and deemed amended so as to avoid such conflict.
6.

Other Compensation Clawback/Recoupment Rights. Any right of recoupment under this Policy is in addition to, and not in lieu of, any

other remedies, rights or requirements with respect

to the clawback or recoupment
of any compensation that may be available to the Company pursuant to the terms of any other recoupment or clawback policy of the Company (or any of its affiliates) that may be in effect from time to time, any provisions in any employment agreement, offer letter, equity plan, equity award agreement or similar plan or agreement, and any other legal remedies available to the Company, as well as applicable law, stock market or exchange rules, listing standards or regulations; provided , however , that any amounts recouped or clawed back under any other policy that would be recoupable under this Policy shall count toward any required clawback or recoupment under this Policy and vice versa.
7.

Exempt Compensation. Notwithstanding anything to the contrary herein, the Company has no obligation under this Policy to seek recoupment of amounts paid to a Covered Executive which are granted, vested or earned based solely upon the occurrence or non-occurrence of nonfinancial events. Such exempt compensation includes, without limitation, base salary, time-vesting awards, compensation awarded on the basis of the achievement of metrics that are not Financial Reporting Measures or compensation awarded solely at the discretion of the
Committee or the Board, provided
that such amounts are in no way contingent

on, and were not in any way granted
on the basis of, the achievement of any Financial Reporting Measure performance goal.
8.

Miscellaneous.
(a)

Any applicable award agreement or other document setting forth the terms and conditions of any compensation covered by this Policy shall be deemed to include the restrictions imposed herein and incorporate this
Policy by reference and, in the event of any inconsistency, the terms of this Policy will govern. For the avoidance of doubt, this Policy applies to all compensation

that is received on or after the Effective Date,

regardless of the date on
which the award agreement or other document setting forth the terms and conditions of the Covered Executive’s compensation became effective, including, without limitation, compensation received under the 2021 Omnibus
Incentive Compensation Plan and any successor plan thereto.
(b)

This Policy shall be binding and

enforceable against all Covered Executives

and their beneficiaries,
heirs, executors, administrators or other legal representatives.
(c)

All issues concerning the construction, validity, enforcement and interpretation of this Policy and all related documents, including, without limitation, any employment agreement, offer letter, equity award agreement or similar agreement, shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law

or conflict of law rules or provisions

(whether of the State of Delaware

or
any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of
Delaware.
(d)

The Covered Executives, their beneficiaries, executors, administrators and any other legal representative and the Company shall initially attempt to resolve all claims, disputes or controversies arising under, out of or in connection with this Policy by conducting good faith negotiations amongst themselves. To ensure the timely and economical resolution of disputes that arise in connection with this Policy, the federal and state courts sitting within the State of Delaware shall be the sole and exclusive forums for any and all disputes, claims, or causes of action arising from or relating to the enforcement, performance or interpretation of this Policy. The Covered
Executives, their beneficiaries, executors, administrators and any other legal representative and the Company, shall not commence any suit, action or other proceeding arising out of or based upon this Agreement except in the United
States District Court for the District of Delaware or any Delaware court, and hereby waive, and agree not to assert, by way of motion, as a defense or otherwise, in any such suit, action or proceeding, any claim that such party is not subject to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding

is brought in an inconvenient forum,

that the venue of the suit, action or

proceeding is improper or that this Policy

or the subject matter hereof may not be

enforced in or by such courts. To
the fullest extent permitted by law, the Covered Executives, their beneficiaries, executors, administrators, and any other legal representative, and the Company, shall waive (and shall hereby be deemed to have waived) the right to resolve any such dispute through a trial by jury.
(e)

If any provision of this Policy

is determined to be unenforceable or

invalid under any applicable law,
such provision will be applied to the maximum extent permitted by applicable law and shall automatically be
deemed amended in a manner consistent with its objectives to the extent necessary to conform to any limitations required under applicable law.